UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Suite 5D Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2021, Legacy Education Alliance, Inc. (the “Company”) entered into a Stock Purchase and Option Agreement (the “Purchase Agreement”) with Mayer and Associates LLC (“Mayer”), pursuant to which Mayer purchased (i) 1,600,000 shares of common stock of the Company for a total aggregate price of $160.00, or $0.0001 per share (the “Purchase Shares”) and (ii) in exchange for an aggregate purchase price of $13,840, an option (the “Option”) to purchase, from time to time, up to an additional 138,400,000 shares of common stock of the Company (“Option Shares”). The Option is exercisable at a per share exercise price of, for the first 18,400,000 Option Shares, $0.0001, and $0.05833 for the remaining Option Shares (the “Option Price”). Mayer’s option to purchase the Option Shares under the Purchase Agreement shall expire on November 18, 2023, and its right to acquire any of the Option Shares is subject to limitation so that at no time may Mayer beneficially own more than 4.99% (or 9.99% under certain circumstances) of the total issued and outstanding shares of Company common stock. The Option Price is subject to adjustments upon the occurrence of certain events as more fully described in the Purchase Agreement.

The Purchase Shares and Option Shares are subject to piggyback registration rights under the Purchase Agreement.

The issuance of the Purchase Shares and proposed issuance of the Option Shares have not been registered under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations promulgated thereunder, as transactions by an issuer not involving any public offering.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On November 19, 2021, the Company and NCW, LLC (“NCW”) entered into a Termination Agreement dated as of November 17, 2021 (the “Termination Agreement”), pursuant to which that certain Stock Purchase and Option Agreement dated October 15, 2021 as between the Company and NCW (the “NCW Agreement”) was terminated and no longer of any force or effect. The transactions originally contemplated by the NCW Agreement were never consummated and (a) no shares of Company common stock or options were ever issued to NCW under the Agreement and (b) NCW never paid to the Company any of the purchase price or other amounts contemplated by the NCW Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Stock Purchase and Option Agreement
10.2	Termination Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: November 23, 2021	By:	/s/ Michel Botbol
		Name:	Michel Botbol
		Title:	Chief Executive Officer

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